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                                                                    EXHIBIT 12.1

                                ADVANSTAR, INC.
          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY
       IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
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
                                                        PREDECESSOR                                      ADVANSTAR
                                     --------------------------------------------------      ---------------------------------
                                                                       FOR THE PERIOD          FOR THE PERIOD
                                               YEAR ENDED              FROM JANUARY 1,        FROM OCTOBER 12,
                                              DECEMBER 31,              2000 THROUGH            2000 THROUGH
                                     ------------------------------      OCTOBER 11,            DECEMBER 31,        COMBINED
                                       1997       1998       1999           2000                    2000              2000
                                     --------   --------   --------   -----------------      ------------------   ------------
                                                                                                                  (UNAUDITED)
                                                   (DOLLARS IN THOUSANDS)                         (DOLLARS IN THOUSANDS)
Earnings before fixed charges:
  Income (loss) before income
    taxes, extraordinary item and
    accounting change..............  $ (8,312)  $(27,172)  $(13,458)      $ (6,082)              $ (29,930)         $(36,012)
  Portion of rents representative
    of interest factor.............     1,024      1,368      1,798          1,821                     430             2,251
  Interest on indebtedness.........    15,117     27,862     39,888         38,096                  15,219            53,315
                                     --------   --------   --------       --------               ---------          --------
    Earnings (loss) before fixed
      charges......................  $  7,829   $  2,058   $ 28,228       $ 33,835               $ (14,281)         $ 19,554
                                     ========   ========   ========       ========               =========          ========
Fixed charges:
  Portion of rents representative
    of interest factor.............  $  1,024   $  1,368   $  1,798       $  1,821               $     430          $  2,251
  Interest on indebtedness.........    15,117     27,862     39,888         38,096                  15,219            53,315
                                     --------   --------   --------       --------               ---------          --------
    Total fixed charges............  $ 16,141   $ 29,230   $ 41,686       $ 39,917               $  15,649          $ 55,566
                                     ========   ========   ========       ========               =========          ========
Ratio of earnings to fixed
  charges..........................        --         --         --             --                      --                --
                                     ========   ========   ========       ========               =========          ========
Deficiency in the coverage of fixed
  charges by earnings before fixed
  charges..........................  $ (8,312)  $(27,172)  $(13,458)      $ (6,082)              $ (29,930)         $(36,012)
                                     ========   ========   ========       ========               =========          ========

                                                  ADVANSTAR
                                     -----------------------------------
                                                         NINE MONTHS
                                                            ENDED
                                      YEAR ENDED        SEPTEMBER 30,
                                     DECEMBER 31,    -------------------
                                         2001          2001       2002
                                     -------------   --------   --------
                                      (RESTATED)
                                           (DOLLARS IN THOUSANDS)
Earnings before fixed charges:
  Income (loss) before income
    taxes, extraordinary item and
    accounting change..............   $  (93,005)    $(49,880)  $(18,885)
  Portion of rents representative
    of interest factor.............        2,476        1,975      1,857
  Interest on indebtedness.........       68,026       50,672     50,004
                                      ----------     --------   --------
    Earnings (loss) before fixed
      charges......................   $  (22,503)    $  2,767   $ 32,976
                                      ==========     ========   ========
Fixed charges:
  Portion of rents representative
    of interest factor.............   $    2,476     $  1,975   $  1,857
  Interest on indebtedness.........       68,026       50,672     50,004
                                      ----------     --------   --------
    Total fixed charges............   $   70,502     $ 52,647   $ 51,861
                                      ==========     ========   ========
Ratio of earnings to fixed
  charges..........................           --           --         --
                                      ==========     ========   ========
Deficiency in the coverage of fixed
  charges by earnings before fixed
  charges..........................   $  (93,005)    $(49,880)  $(18,885)
                                      ==========     ========   ========
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